PIMCO Funds

Supplement dated September 15, 2017 to the Asset Allocation Funds Prospectus
 dated July 28, 2017,
as supplemented from time to time (the Prospectus), and to the Statement of Additional Information dated July 28, 2017, as supplemented from time to time (the SAI)

Disclosure Related to the PIMCO All Asset Fund and PIMCO All Asset
 All Authority Fund (the Funds)

Principal Investment Strategies

The Fund is a fund of funds, which is a term used to describe mutual funds that pursue their investment objective by investing in other funds. The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in the least expensive class of shares of any actively managed or smart beta funds (including mutual funds or exchangetraded funds) of the Trust, or PIMCO ETF Trust or PIMCO Equity Series, each an affiliated openend investment company, except other funds of funds (collectively, Underlying PIMCO Funds).

Descriptions of the Underlying PIMCO Funds

The PIMCO All Asset and PIMCO All Asset All Authority Funds invest substantially all of their assets in some or all of the Underlying PIMCO Funds, which, for these two Funds, is defined to include the least expensive class of shares of any actively managed or smart beta funds (including mutual funds or exchangetraded funds) of the Trust, or PIMCO ETF Trust or PIMCO Equity Series, each an affiliated openend investment company, except other funds of funds

For a complete description of an Underlying PIMCO Fund, please see that Funds Institutional Class or Class M prospectus (or Fund prospectus in the case of any exchangetraded fund of the PIMCO ETF Trust or PIMCO Equity Series), which is incorporated herein by reference and is available free of charge by telephoning the Trust at 888.87.PIMCO.





Category
Domestic
Equity
Related
International
Equity
Related

Underlying PIMCO Fund
PIMCO RAFI Dynamic
MultiFactor U.S.
Equity ETF
PIMCO RAFI Dynamic
MultiFactor Emerging
Markets Equity ETF

PIMCO RAFI Dynamic
MultiFactor
International Equity
ETF

Main Investments
Component securities of
the RAFI Dynamic Multi
Factor U.S. Index
Component securities of
the RAFI Dynamic Multi
Factor Emerging Markets
Index
Component securities of
the RAFI Dynamic Multi
Factor Developed ExU.S.
Index


Duration
N/A
N/A
N/A


Credit Quality(1)
N/A
N/A
N/A

Non U.S.Dollar Denominated Instruments(2)
0%
No Limitation
No Limitation

Investment Objectives and Policies

The PIMCO All Asset and PIMCO All Asset All Authority Funds, which are separate Funds, invest substantially all of their assets in other Funds, except the PIMCO REALPATH Income, PIMCO REALPATH 2020, PIMCO REALPATH 2025, PIMCO REALPATH 2030, PIMCO REALPATH 2035, PIMCO REALPATH2040, PIMCO REALPATH 2045, PIMCO REALPATH 2050 and
  PIMCO REALPATH 2055 Funds
(collectively, the PIMCO  REALPATH  Funds), PIMCO Emerging Markets
  Full Spectrum Bond Fund,

PIMCO GlobalMultiAsset Fund, PIMCO Inflation Response MultiAsset Fund,
 PIMCO MultiStrategy Alternative Fund and each other, as well as in actively managed or smart beta funds (including mutual funds or exchangetraded funds) of PIMCO ETF Trust and PIMCO Equity Series, each an affiliated openend management investment company. The other Funds in which the PIMCO All Asset and PIMCO All Asset All Authority Funds invest are referred to in this Statement of Additional Information as Underlying PIMCO Funds. By investing in Underlying PIMCO Funds, the
 PIMCO All Asset Fund, PIMCO All Asset All Authority Fund and any other funds of funds managed by PIMCO that invest all or a significant portion of their assets in certain or all of the Underlying PIMCO Funds, as specified in each Funds Prospectus (together with the PIMCO All Asset and PIMCO All Asset All Authority Funds, the PIMCO Funds of Funds), may have indirect exposure to some or all of the securities and instruments described below depending upon how their assets are allocated among the Underlying PIMCO Funds. Because the PIMCO Funds of Funds invest substantially all or a significant portion of their assets in certain or all of the Underlying PIMCO Funds, investment decisions made with respect to the PIMCO Funds of Funds could, under certain circumstances, negatively impact the Underlying PIMCO Funds, including with respect to the expenses and investment performance of the Underlying PIMCO Funds. Similarly, certain funds managed by investment advisers affiliated with PIMCO (Affiliated Funds of Funds) may invest some or all of their assets in the Underlying PIMCO Funds, and investment decisions made with respect to Affiliated Funds of Funds similarly could, under certain circumstances, negatively impact the Underlying PIMCO Funds, including with respect to the expenses and investment performance of the Underlying PIMCO Funds. Please see Investments in the Underlying PIMCO Funds below for more information regarding potential risks to the Underlying PIMCO Funds.

The PIMCO Emerging Markets Full Spectrum Bond, PIMCO Global MultiAsset,
 PIMCO Inflation Response MultiAsset, PIMCO MultiStrategy Alternative and PIMCO REALPATH Funds may also invest in certain Underlying PIMCO Funds except the PIMCO All Asset and PIMCO All Asset All Authority Funds and each other, as specified in each Funds Prospectus. However, the PIMCO Emerging Markets Full Spectrum Bond Fund, PIMCO Global MultiAsset Fund, PIMCO Inflation Response MultiAsset Fund, PIMCO MultiStrategy Alternative Fund and PIMCO REALPATH Funds may also invest in a combination of affiliated and unaffiliated funds, which may or may not be registered under the Investment Company Act of 1940, as amended (the 1940 Act), Fixed Income Instruments, equity securities, forwards and derivatives, to the extent permitted under the 1940 Act or exemptive relief therefrom.